Exhibit 4.2
REGISTRATION RIGHTS AGREEMENT
THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is made as of [ ò ], 2026, by and among Fervo Energy Company, a Delaware corporation (the “Corporation”), and each of the investors listed on Schedule A to this Agreement, each of which is referred to in this Agreement as a “Holder.”
RECITALS:
A.    The Corporation completed an underwritten initial public offering of its shares of Class A common stock, par value $0.0001 per share (the “Common Stock” and such shares, the “Shares”), listed on the NASDAQ Global Select Market under the ticker symbol “FRVO,” pursuant to a registration statement on Form S-1 (the “IPO”).
B.    Immediately prior to the consummation of the IPO, outstanding shares of the Corporation’s Preferred Stock (as defined below) converted into shares of Common Stock in accordance with the Corporation’s Amended and Restated Certificate of Incorporation.
C.    Certain of the holders of Common Stock (the “Existing Holders”) hold shares of Common Stock issued upon conversion of the Corporation’s Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D-1 Preferred Stock, Series D-2 Preferred Stock, Series D-3 Preferred Stock, Series D-4 Preferred Stock, Series E-1 Preferred Stock, and Series E-2 Preferred Stock (collectively, the “Preferred Stock”) and possess registration rights pursuant to that certain Amended and Restated Investors’ Rights Agreement, dated as of December 4, 2025, by and among the Corporation and the Existing Holders (the “Prior Agreement”).
D.    In connection with the closing of the IPO, the Corporation has agreed to grant to the Holders certain rights with respect to the registration of the Registrable Securities (as defined below) on the terms and conditions set forth in this Agreement.
E.    The Existing Holders are holders of at least a majority of the Registrable Securities (as defined below) and desire to replace the Prior Agreement in its entirety and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior Agreement.
The Existing Holders agree that the Prior Agreement is hereby superseded and replaced in its entirety by this Agreement with respect to registration rights, and the parties to this Agreement further agree as follows:
1.    Definitions. For purposes of this Agreement:
1.1    “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund, investment fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person. Notwithstanding the foregoing, the Corporation and its Subsidiaries shall not be deemed to be Affiliates of any Holder. As used in this definition, “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise).

1.2    “Agreement” has the meaning set forth in the recitals.
1.3    “Automatic Shelf Registration Statement” has the meaning set forth in Section 2.1(b).
1.4    “Board of Directors” means the board of directors of the Corporation.
1.5    “Deferral Period” has the meaning set forth in Section 2.1(c).
1.6    “Business Day” means any day of the year on which national banking institutions in New York are open to the public for conducting business and are not required or authorized to close.
1.7    “Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock of such corporation (whether voting or nonvoting and whether common or preferred), and (ii) any and all warrants, rights (including conversion and exchange rights) and options to purchase any security described in clause (i) above.
1.8    “Common Stock” means shares of the Corporation’s Class A common stock, par value $0.0001 per share, listed on the NASDAQ under the symbol “FRVO.”
1.9    “Corporation” has the meaning set forth in the recitals.
1.10    “Damages” means any loss, damage, claim or liability (joint or several) to which a party to this Agreement may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Corporation, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.
1.11    “End of Suspension Notice” has the meaning set forth in Section 2.1(c)(i).
1.12    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
1.13    “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Corporation or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.
1.14    “FINRA” means the Financial Industry Regulatory Authority.

1.15    “Free Writing Prospectus” means the free writing prospectus, as defined in Rule 405.
1.16    “Form S-1” means such form under the Securities Act as in effect on the date of this Agreement or any successor registration form under the Securities Act subsequently adopted by the SEC.
1.17    “Form S-3” means such form under the Securities Act as in effect on the date of this Agreement or any registration form under the Securities Act subsequently adopted by the SEC that permits forward incorporation of substantial information by reference to other documents filed by the Corporation with the SEC.
1.18    “Holder” means any holder of Registrable Securities listed on Schedule A to this Agreement or any permitted transferee that has become a party to this Agreement by executing a Joinder pursuant to Section 2.14.
1.19    “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, domestic partner, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including, adoptive relationships, of a natural person referred to in this Agreement.
1.20    “Indemnified Party” has the meaning set forth in Section 2.10.
1.21    “Indemnifying Party” has the meaning set forth in Section 2.10.
1.22    “Initiating Holders” means, collectively, Holders who properly initiate a registration request under Section 2.1(a) and 2.1(b) of this Agreement.
1.23    “IPO” means the Corporation’s initial public offering of its Class A common stock pursuant to the registration statement on Form S-1 (Registration No. 333-295165) declared effective by the SEC on [●], 2026.
1.24    “Long-Form Registrations” has the meaning set forth in Section 2.1(a).
1.25    “Majority of the Registrable Securities” means, with respect to any group of Registrable Securities described in this Agreement, the Holders of a majority of such group of Registrable Securities.
1.26    “MNPI” means material non-public information within the meaning of Regulation FD promulgated under the Exchange Act.
1.27    “Person” means any individual, corporation, partnership, limited liability company, association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof, or other entity.
1.28    “Piggyback Registration” has the meaning set forth in Section 2.2.
1.29    “Public Offering” means any sale or distribution to the public of Capital Stock of the Corporation pursuant to an offering registered under the Securities Act, whether by the Corporation, by Holders and/or by any other holders of the Corporation’s Capital Stock.

1.30    “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock; (ii) any Common Stock currently held or hereafter acquired by the Holders; and (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) and (ii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 5.1 of this Agreement. As to any particular Registrable Securities owned by any Person, such securities shall cease to be Registrable Securities on the date such securities (a) have been sold or distributed pursuant to a Public Offering, (b) have been sold in compliance with Rule 144 following the consummation of the IPO, (c) have been repurchased by the Corporation or a subsidiary of the Corporation, or (d) may be disposed of pursuant to Rule 144 in a single transaction without volume limitation or other restrictions or limitations on transfer thereunder, including as to manner or timing of sale or current public information requirements. For purposes of this Agreement, a Person shall be deemed to be a Holder, and the Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire, directly or indirectly, such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Registrable Securities under this Agreement.
1.31    “Registration Expenses” has the meaning set forth in Section 2.7.
1.32    “Schedule of Holders” means the schedule attached to this Agreement entitled “Schedule of Holders,” which shall reflect each Holder from time to time party to this Agreement.
1.33    “SEC” means the Securities and Exchange Commission.
1.34    “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.
1.35    “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.
1.36    “SEC Rule 158” means Rule 158 promulgated by the SEC under the Securities Act.
1.37    “SEC Rule 405” means Rule 405 promulgated by the SEC under the Securities Act.
1.38    “SEC Rule 415” means Rule 415 promulgated by the SEC under the Securities Act.
1.39    “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
1.40    “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Corporation as provided in Section 2.7.

1.41    “Shares” has the meaning set forth in the recitals.
1.42    “Shelf Offering” has the meaning set forth in Section 2.1(e)(ii).
1.43    “Shelf Offering Notice” has the meaning set forth in Section 2.1(e)(ii).
1.44    “Shelf Offering Request” has the meaning set forth in Section 2.1(e)(ii).
1.45    “Shelf Registrable Securities” has the meaning set forth in Section 2.1(e)(ii).
1.46    “Shelf Registration” has the meaning set forth in Section 2.1(e)(i).
1.47    “Shelf Registration Statement” has the meaning set forth in Section 2.1(e)(i).
1.48    “Short-Form Registrations” has the meaning set forth in Section 2.1(a).
1.49    “Subsidiary” means, with respect to the Corporation, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of Capital Stock of such Person entitled (without regard to the occurrence of any contingency) to vote in the election of directors is at the time owned or controlled, directly or indirectly, by the Corporation, or (ii) if a limited liability company, partnership, association or other business entity, either (x) a majority of the Capital Stock of such Person entitled (without regard to the occurrence of any contingency) to vote in the election of managers, general partners or other oversight board vested with the authority to direct management of such Person is at the time owned or controlled, directly or indirectly, by the Corporation or (y) the Corporation or one of its Subsidiaries is the sole manager or general partner of such Person.
1.50    “Suspension Event” has the meaning set forth in Section 2.1(c)(i).
1.51    “Suspension Notice” has the meaning set forth in Section 2.1(c)(i).
1.52    “Suspension Period” has the meaning set forth in Section 2.1(c).
1.53    “Underwritten Takedown” has the meaning set forth in Section 2.1(e)(ii).
1.54    “WKSI” means a “well-known seasoned issuer” as defined under Rule 405.
2.    Registration Rights. The Corporation covenants and agrees as follows:
2.1    Demand Registration. All registrations requested pursuant to this Section 2.1 are referred to herein as “Demand Registrations.”
(a)    Long-Form Registration. Subject to the terms and conditions of this Agreement and any lock-up agreement executed with the underwriters in connection with the IPO, if the Corporation receives a request from Holders of a majority of the Registrable Securities then outstanding (or a lesser percentage if the anticipated aggregate offering price, net of Selling Expenses, would exceed fifty million dollars ($50,000,000)) that the Corporation file a Form S-1 registration statement or any similar long-form registration (“Long-Form Registrations”) with respect to outstanding Registrable Securities, then the Corporation shall (x) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (y) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Long-Form Registration under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Corporation within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 2.1(c) and 2.3. Notwithstanding the foregoing, no more than two (2) requests that the Corporation file a Long-Form Registration may be made pursuant to this Section 2.1(a). All Long-Form Registrations shall be underwritten registrations unless otherwise agreed by the Initiating Holders.
(b)    Short-Form Registration. If at any time when it is eligible to use a Form S-3 registration statement or any similar short-form registration (“Short-Form Registrations”), the Corporation receives a request from Holders of at least twenty percent (20%) of the Registrable Securities then outstanding that the Corporation file a Short-Form Registration with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least ten million dollars ($10,000,000), then the Corporation shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Short-Form Registration under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Corporation within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 2.1(c) and 2.3. Notwithstanding anything to the contrary contained in this Agreement, upon becoming eligible to use Form S-3 (or any equivalent or successor form), the Initiating Holders making a Demand Registration may request that the registration be made pursuant to Rule 415 under the Securities Act (a “Shelf Registration”) and, if the Corporation is a WKSI at the time any request for a Demand Registration is submitted to the Corporation, that such Shelf Registration be an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “Automatic Shelf Registration Statement”). The Corporation shall use its commercially reasonable efforts to cause such registration statement to be declared effective by the SEC as soon as practicable and to keep such registration statement continuously effective under the Securities Act until the date when all of the Registrable Securities covered by such registration statement have been sold.
(c)    Deferral of Registration. Notwithstanding the foregoing obligations, if the Corporation furnishes to Holders requesting a registration pursuant to this Section 2.1 a certificate signed by the Corporation’s Chief Executive Officer stating that in the good faith judgment of the Board of Directors it would be materially detrimental to the Corporation and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Corporation; (ii) require premature disclosure of material information that the Corporation has a bona fide business purpose for preserving as confidential; or (iii) render the Corporation unable to comply with the requirements under the Securities Act or Exchange Act, then the Corporation shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than ninety (90) days after the request of the Initiating Holders is given (such period, the “Deferral Period” or “Suspension Period”). Notwithstanding the foregoing, (A) the Corporation may not invoke this right more than twice in any twelve (12) month period, and the aggregate number of days of all such deferrals shall not exceed one hundred twenty (120) days in any twelve (12) month period; (B) the Corporation shall not register any securities for its own account or that of any other stockholder during such ninety (90) day period other than an Excluded Registration; and (C) if the public announcement of the event giving rise to the deferral is made during a Deferral Period, then the Deferral Period shall terminate without any further action and the Corporation shall promptly notify all Holders of such termination. This Section 2.1(c) constitutes the sole deferral right of the Corporation under this Agreement with respect to both demand registrations and shelf registration statements, and the Corporation shall have no separate or additional right to defer or suspend any registration.
(i)    In the case of an event that causes the Corporation to suspend the use of a Shelf Registration Statement as set forth in paragraph (c) above (a “Suspension Event”), the Corporation shall give a Suspension Notice to the Holders of Registrable Securities registered pursuant to such Shelf Registration Statement to suspend sales of the Registrable Securities and such notice shall state generally the basis for the notice and that such suspension shall continue only for so long as the Suspension Event or its effect is continuing. If the basis of such suspension is non-disclosure of material information, the Corporation shall not be required to disclose the subject matter of such material information to Holders. A Holder shall not effect any sales of the Registrable Securities pursuant to such Shelf Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Corporation and prior to receipt of an End of Suspension Notice. Each Holder agrees that such Holder shall treat as confidential the receipt of the Suspension Notice and shall not disclose or use the information contained in such Suspension Notice without the prior written consent of the Corporation or until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the Holder in breach of the terms of this Agreement. Holders may recommence effecting sales of the Registrable Securities pursuant to the Shelf Registration Statement (or such filings) following further written notice to such effect (an “End of Suspension Notice”) from the Corporation, which End of Suspension Notice shall be given by the Corporation to the Holders and their counsel, if any, promptly following the conclusion of any Suspension Event.
(ii)    Notwithstanding any provision of this Agreement to the contrary, if the Corporation gives a Suspension Notice with respect to any Shelf Registration Statement pursuant to Section 2.1(c)(i), the Corporation agrees that it shall (A) extend the period of time during which such Shelf Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of receipt by the Holders of the Suspension Notice to and including the date of receipt by the Holders of the End of Suspension Notice, and (B) provide copies of any supplemented or amended prospectus necessary to resume sales, with respect to each Suspension Event. Notwithstanding the foregoing, such period of time shall not be extended beyond the date that there are no longer Registrable Securities covered by such Shelf Registration Statement.
(d)    The Corporation shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(a): (i) during the period that is sixty (60) days before the Corporation’s good faith estimate of the date of filing of, and ending on a date that is one hundred twenty (120) days after the effective date of, a Corporation-initiated registration, so long as the Corporation is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Corporation has effected two (2) registrations pursuant to Section 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Short-Form Registration pursuant to a request made pursuant to Section 2.1(b). The Corporation shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(b): (i) during the period that is thirty (30) days before the Corporation’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Corporation-initiated registration, so long as the Corporation is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) if the Corporation has effected two (2) registrations pursuant to Section 2.1(b) within the twelve (12) month period immediately preceding the date of such request; or (iii) after the Corporation has effected six (6) registrations in the aggregate pursuant to Section 2.1(b). A registration shall not be counted as “effected” for purposes of this Section 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Section 2.8, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.1(d); provided that if such withdrawal is during a period the Corporation has deferred taking action pursuant to Section 2.1(c), then the Initiating Holders may withdraw their request for registration and such registration will not be counted as “effected” for purposes of this Section 2.1(d). Each Holder agrees that such Holder shall treat as confidential the receipt of the Demand Notice and shall not disclose or use the information contained in such Demand Notice without the prior written consent of the Corporation or until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the Holder in breach of the terms of this Agreement.
(e)    Shelf Registrations.
(i)    Subject to the availability of required financial information, as promptly as practicable after the Corporation receives written notice of a request for a Shelf Registration, the Corporation shall file with the Commission a registration statement under the Securities Act for the Shelf Registration (a “Shelf Registration Statement”). The Corporation shall use its commercially reasonable efforts to cause any Shelf Registration Statement to be declared effective under the Securities Act as soon as practicable after the initial filing of such Shelf Registration Statement, and once effective, the Corporation shall cause such Shelf Registration Statement to remain continuously effective for such time period as is specified in the request by the Holders, but for no time period longer than the period ending on the earliest of (A) the third anniversary of the initial effective date of such Shelf Registration Statement, (B) the date on which all Registrable Securities covered by such Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement, and (C) the date as of which there are no longer any Registrable Securities covered by such Shelf Registration Statement in existence. In addition, notwithstanding anything to the contrary in this Agreement, the Corporation shall prepare a Shelf Registration Statement with respect to all of the Registrable Securities owned by the Holders and cause such Shelf Registration Statement to be filed and maintained with the Commission as soon as practicable and in no event later than the forty-fifth (45th) calendar day following the later to occur of (i) the expiration of the Lock-Up Period (as defined below) and (ii) the Corporation becoming eligible to file a Shelf Registration Statement for a Short-Form Registration. Such Shelf Registration Statement shall provide for the resale, on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, of all of the Registrable Securities owned by the Holders. The Corporation shall use its commercially reasonable efforts to cause such registration statement to be declared effective by the SEC as soon as practicable and to keep such registration statement continuously effective under the Securities Act until the date when all of the Registrable Securities covered by such registration statement have been sold. Notwithstanding the foregoing, any Holder may, with respect to itself, instruct the Corporation in writing not to include in such Shelf Registration Statement the Registrable Securities owned by or issuable to such Holder. In order for any Holder to be named as a selling securityholder in such Shelf Registration Statement, the Corporation may require such Holder to deliver all information about such Holder that is required to be included in such Shelf Registration Statement in accordance with applicable law, including Item 507 of Regulation S-K promulgated under the Securities Act. Notwithstanding anything to the contrary in this Agreement, any Holder that is named as a selling securityholder in a Shelf Registration Statement may make a secondary resale under such Shelf Registration Statement without the consent of the Holders representing a Majority of the Registrable Securities or any other Holder if such resale does not require a supplement to the Shelf Registration Statement.
(ii)    In the event that a Shelf Registration Statement is effective, Holders representing Registrable Securities with a market value of at least $50,000,000 in the aggregate shall have the right at any time or from time to time to elect to sell pursuant to an offering (including an underwritten offering (an “Underwritten Takedown”)) Registrable Securities available for sale pursuant to such registration statement (“Shelf Registrable Securities”), so long as the Shelf Registration Statement remains in effect, and the Corporation shall pay all Registration Expenses in connection therewith. The applicable Holders shall make such election by delivering to the Corporation a written request (a “Shelf Offering Request”) for such offering specifying the number of Shelf Registrable Securities that such Holders desire to sell pursuant to such offering (the “Shelf Offering”). In the case of an Underwritten Takedown, as promptly as practicable, but no later than two (2) Business Days after receipt of a Shelf Offering Request, the Corporation shall give written notice (the “Shelf Offering Notice”) of such Shelf Offering Request to all other holders of Shelf Registrable Securities. The Corporation, subject to Section 2.3 of this Agreement, shall include in such Shelf Offering the Shelf Registrable Securities of any other Holder that shall have made a written request to the Corporation for inclusion in such Shelf Offering (which request shall specify the maximum number of Shelf Registrable Securities intended to be sold by such Holder) within five (5) Business Days after the receipt of the Shelf Offering Notice. The Corporation shall, as expeditiously as possible (and in any event within ten (10) Business Days after the receipt of a Shelf Offering Request, unless a longer period is agreed to by the Holders representing a Majority of the Registrable Securities that made the Shelf Offering Request), use its commercially reasonable efforts to facilitate such Shelf Offering; provided, however, that the timing of any Underwritten Takedown shall be subject to the prior written consent of the Corporation (such consent not to be unreasonably withheld, conditioned or delayed), it being understood that it shall not be unreasonable for the Corporation to withhold consent if the proposed timing would conflict with (A) any capital markets activities of the Corporation, (B) any earnings blackout period or other trading restriction applicable to the Corporation’s insiders, or (C) any pending material announcement or disclosure by the Corporation. Notwithstanding the foregoing, the Corporation shall not be obligated to effect an Underwritten Takedown within sixty (60) days after the pricing of any previous Underwritten Takedown. Each Holder agrees that such Holder shall treat as confidential the receipt of the Shelf Offering Notice and shall not disclose or use the information contained in such Shelf Offering Notice without the prior written consent of the Corporation or until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the Holder in breach of the terms of this Agreement.
(iii)    Notwithstanding the foregoing, if any Holder desires to effect a sale of Shelf Registrable Securities that (x) would require an amendment or supplement to the Shelf Registration Statement and (y) does not constitute an Underwritten Takedown, the Holder shall deliver to the Corporation a Shelf Offering Request no later than two Business Days prior to the expected date of the sale of such Shelf Registrable Securities, and subject to the limitations set forth in Section 2.1(d)(i), the Corporation shall file and effect an amendment or supplement to its Shelf Registration Statement for such purpose as soon as reasonably practicable.
(iv)    Notwithstanding the foregoing, if any Holder wishes to engage in an underwritten block trade off of a Shelf Registration Statement (either through filing an Automatic Shelf Registration Statement or through a take-down from an existing Shelf Registration Statement), then notwithstanding the foregoing time periods, such Holders only need to notify the Corporation of the block trade Shelf Offering five (5) Business Days prior to the day such offering is to commence (unless a longer period is agreed to by Holders representing a Majority of the Registrable Securities wishing to engage in the underwritten block trade) and the Corporation shall promptly notify other Holders and such other Holders must elect whether or not to participate by the next Business Day (i.e., one Business Day prior to the day such offering is to commence) (unless a longer period is agreed to by the Holders representing a Majority of the Registrable Securities wishing to engage in the underwritten block trade) and the Corporation shall as expeditiously as possible use its commercially reasonable efforts to facilitate such offering (which may close as early as two Business Days after the date it commences); provided, however, that the timing of any such block trade shall be subject to the prior written consent of the Corporation (such consent not to be unreasonably withheld, conditioned or delayed), it being understood that it shall not be unreasonable for the Corporation to withhold consent if the proposed timing would conflict with (A) any capital markets activities of the Corporation, (B) any earnings blackout period or other trading restriction applicable to the Corporation’s insiders, or (C) any pending material announcement or disclosure by the Corporation. Holders representing a Majority of the Registrable Securities wishing to engage in the underwritten block trade shall use commercially reasonable efforts to work with the Corporation and the underwriters prior to making such request in order to facilitate the timely preparation of the registration statement, prospectus and other offering documentation related to the underwritten block trade.
(v)    The Corporation shall, at the request of Holders representing a Majority of the Registrable Securities covered by a Shelf Registration Statement, file any prospectus supplement or, if the applicable Shelf Registration Statement is an Automatic Shelf Registration Statement, any post-effective amendments and otherwise take any action necessary to include therein all disclosure and language deemed necessary or advisable by such Holders to effect such Shelf Offering.
2.2    Corporation Registration. Following the IPO, if the Corporation proposes to register (including, for this purpose, a registration effected by the Corporation for stockholders other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Corporation shall, at such time, promptly give each Holder who holds Registrable Securities notice of its intention to effect such Piggyback Registration and, subject to the terms of Section 2.2(a), shall include in such Piggyback Registration (and in all related registrations or qualifications under blue sky laws and in any related underwriting) all Registrable Securities with respect to which the Corporation has received written requests for inclusion therein within ten (10) days after delivery of the Corporation’s notice.
(a)    Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Corporation, and the managing underwriters advise the Corporation in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Corporation shall include in such registration (i) first, the securities the Corporation proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect, pro rata among the Holders on the basis of the number of Registrable Securities owned by each such Holder that such Holder of Registrable Securities shall have requested to be included therein, and (iii) third, other securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect. Notwithstanding the foregoing, in no event shall the number of Registrable Securities included in the offering be reduced below twenty percent (20%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering.
(b)    Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the selection of investment banker(s) and manager(s) for the offering shall be at the election of the Corporation (in the case of a primary registration) or at the election of the holders of other Corporation securities requesting such registration (in the case of a secondary registration). Notwithstanding the foregoing, Holders representing a Majority of the Registrable Securities included in such Piggyback Registration may request that one or more investment banker(s) or manager(s) be included in such offering (such request not to be binding on the Corporation or such other initiating holders of Corporation securities).
(c)    Right to Terminate Registration. The Corporation shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Corporation in accordance with Section 2.8.
(d)    Opt-Out Rights. Each Holder shall have the right, at any time and from time to time (including after receiving information regarding any potential Public Offering), to elect to not receive any notice that the Corporation or any other Holders otherwise are required to deliver pursuant to this Agreement by delivering to the Corporation a written statement signed by such Holder that it does not want to receive any notices hereunder (an “Opt-Out Request”); in which case and notwithstanding anything to the contrary in this Agreement the Corporation and other Holders shall not be required to, and shall not, deliver any notice or other information required to be provided to Holders hereunder to the extent that the Corporation or such other Holders reasonably expect would result in a Holder acquiring MNPI. An Opt-Out Request may state a date on which it expires or, if no such date is specified, shall remain in effect indefinitely. A Holder who previously has given the Corporation an Opt-Out Request may revoke such request at any time, and there shall be no limit on the ability of a Holder to issue and revoke subsequent Opt-Out Requests. Each Holder shall use commercially reasonable efforts to minimize the administrative burden on the Corporation arising in connection with any such Opt-Out Requests.
2.3    Underwriting Requirements.
(a)    If, pursuant to Section 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Corporation as a part of their request made pursuant to Section 2.1, and the Corporation shall include such information in the Demand Notice. The Holders initiating any Demand Registration representing a Majority of the Registrable Securities included in such Demand Registration shall have the right to select the investment banker(s) and manager(s) to administer the offering (including assignment of titles), subject to the Corporation’s approval which shall not be unreasonably withheld, conditioned or delayed. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided in this Agreement.
(b)    If any Shelf Offering is an Underwritten Takedown, the investment banker(s) and manager(s) to administer the offering relating to such Shelf Offering (including assignment of titles) will be selected by the Corporation and shall be reasonably acceptable to the Holders representing a majority in interest of the Registrable Securities participating in such Underwritten Takedown.
(c)    All Holders proposing to distribute their securities through such underwriting shall (together with the Corporation as provided in Section 2.6(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding the foregoing, no Holder (or any of their assignees) shall be required to make any representations, warranties or indemnities except as they relate to such Holder’s ownership of shares and authority to enter into the underwriting agreement and to such Holder’s intended method of distribution, and the liability of such Holder shall be several and not joint, and limited to an amount equal to the net proceeds from the offering received by such Holder.
(d)    Notwithstanding any other provision of this Section 2.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant to this Agreement, and the number of Registrable Securities that may be included in the underwriting shall be allocated (i) first, the Registrable Securities of Holders requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect, pro rata among such Holders on the basis of the number of Registrable Securities owned by each such Holder that such Holder of Registrable Securities shall have requested to be included therein, (ii) second, other securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect, and (iii) third, securities the Corporation requested to be included in such registration for its own account which, in the opinion of the underwriters, can be sold without any such adverse effect. To facilitate the allocation of shares in accordance with the above provisions, the Corporation or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.
(e)    In connection with any Public Offering pursuant to Section 2.2, the Corporation shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless such Holder (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Corporation (including, without limitation, pursuant to any over-allotment or “green shoe” option requested by the underwriters); provided that any such reduction shall be applied on a pro rata basis among all participating Holders based on the number of Registrable Securities each such Holder has requested to include, and the managing underwriters shall, upon request. Notwithstanding the foregoing, no Holder shall be required to sell more than the number of Registrable Securities such Holder has requested to include. Additionally, in connection with any Public Offering pursuant to Section 2.2, the Corporation shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless such Holder completes and executes all customary and reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, custody agreements and other documents required under the terms of such underwriting arrangements. If in connection with a Piggyback Offering the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Corporation) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Corporation shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters in their reasonable discretion determine will not jeopardize the success of the offering; provided that any such limitation shall be applied on a pro rata basis among all participating selling stockholders (including all Holders) based on the number of securities each such stockholder has requested to include.
(f)    If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders: (i) first, the Registrable Securities of Holders requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect, pro rata among such Holders on the basis of the number of Registrable Securities owned by each such Holder that such Holder of Registrable Securities shall have requested to be included therein; (ii) second, other securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect; and (iii) third, securities the Corporation requested to be included in such registration for its own account which, in the opinion of the underwriters, can be sold without any such adverse effect. To facilitate the allocation of shares in accordance with the above provisions, the Corporation or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares. Notwithstanding the foregoing, (i) the number of Registrable Securities included in the offering shall not be reduced unless all other securities (other than securities to be sold by the Corporation) are first entirely excluded from the offering, and (ii) the number of Registrable Securities included in the offering shall not be reduced below twenty percent (20%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the provision in this Section 2.3 concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.
(g)    For purposes of Section 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 2.3, fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.
2.4    Suspended Distributions. Each Person that is participating in any registration under this Agreement, upon receipt of any notice from the Corporation of the happening of any event of the kind described in Section 2.6(i)(B) or (C), shall immediately discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by Section 2.6(i). In the event the Corporation has given any such notice, the applicable time period set forth in Section 2.7(b) during which a registration statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 2.4 to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 2.7(i).
2.5    Lock-Up Agreements. In connection with the IPO, each Holder (each a “Lock-Up Party”) has entered into a customary lock-up agreement with J.P. Morgan Securities LLC and BofA Securities, Inc., as representatives of the several underwriters of the IPO (the “Underwriter Representatives”), pursuant to which each Lock-Up Party has agreed to certain restrictions relating to the shares of Common Stock and certain other securities held by them (collectively, the “Lock-Up Restrictions”) during the period ending one hundred eighty (180) days after the date of the final prospectus issued in connection with the IPO (such period, the “Lock-Up Period”). The Corporation may impose stop-transfer instructions with respect to the shares of Common Stock and other securities subject to the Lock-Up Restrictions until the end of the Lock-Up Period.
2.6    Obligations of the Corporation. Whenever required under this Section 2 to effect the registration of any Registrable Securities, use its commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Corporation shall, as expeditiously as reasonably possible:
(a)    prepare and file with the SEC (subject to the availability of required financial information) a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or such longer period as required in accordance with the terms of this Agreement or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Corporation, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to one hundred and eighty (180) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;
(b)    prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;
(c)    furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;
(d)    use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders. Notwithstanding the foregoing, the Corporation shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (B) consent to general service of process in any such jurisdiction or (C) subject itself to taxation in any such jurisdiction, except as may be required by the Securities Act;

(e)    in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;
(f)    use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Corporation are then listed;
(g)    provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;
(h)    promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Corporation, and cause the Corporation’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;
(i)    notify each seller of such Registrable Securities (A) promptly after it receives notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a registration statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (B) promptly after receipt thereof, of any request by the Commission for the amendment or supplementing of such registration statement or prospectus or for additional information and (C) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, subject to Section 2.3, at the request of any such seller, the Corporation shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;
(j)    notify each holder of Registrable Securities of (A) the issuance by the Commission of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose, (B) the receipt by the Corporation or its counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (C) the effectiveness of each registration statement filed hereunder;
(k)    make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate and business documents and properties of the Corporation as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Corporation’s officers, directors, employees, agents, representatives and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;
(l)    take all reasonable actions to ensure that any Free-Writing Prospectus utilized in connection with any Demand Registration or Piggyback Registration hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
(m)    otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission;
(n)    to the extent that a Holder, in its sole and exclusive judgment, might be deemed to be an underwriter of any Registrable Securities or a controlling person of the Corporation, permit such Holder to participate in the preparation of such registration or comparable statement and allow such Holder to provide language for insertion therein, in form and substance satisfactory to the Corporation, which in the reasonable judgment of such Holder and its counsel should be included;
(o)    in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or the issuance of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such registration statement for sale in any jurisdiction, use reasonable efforts promptly to obtain the withdrawal of such order;
(p)    use its commercially reasonable efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;
(q)    cooperate with the Holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement and enable such securities to be in such denominations and registered in such names as the managing underwriter, or agent, if any, or such Holders may request;
(r)    cooperate with each Holder of Registrable Securities covered by the registration statement and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;
(s)    use its commercially reasonable efforts to make available the executive officers of the Corporation to participate with the Holders of Registrable Securities covered by the registration statement and any underwriters in any “road shows” or other selling efforts that may be reasonably requested by the Holders in connection with the methods of distribution for the Registrable Securities;
(t)    in the case of any underwritten Public Offering, use its commercially reasonable efforts to obtain one or more cold comfort letters from the Corporation’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the Holders representing a Majority of the Registrable Securities being sold reasonably request;
(u)    in the case of any underwritten Public Offering, use its commercially reasonable efforts to provide a legal opinion of the Corporation’s outside counsel, dated the closing date of the Public Offering, in customary form and covering such matters of the type customarily covered by legal opinions of such nature, which opinion shall be addressed to the underwriters and the Holders of such Registrable Securities being sold;
(v)    if the Corporation files an Automatic Shelf Registration Statement covering any Registrable Securities, use its commercially reasonable efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such Automatic Shelf Registration Statement is required to remain effective;
(w)    if the Corporation does not pay the filing fee covering the Registrable Securities at the time an Automatic Shelf Registration Statement is filed, pay such fee at such time or times as the Registrable Securities are to be sold; and
(x)    if the Automatic Shelf Registration Statement has been outstanding for at least five (5) years, at the end of the fifth year, file a new Automatic Shelf Registration Statement covering the Registrable Securities, and, if at any time when the Corporation is required to re-evaluate its WKSI status the Corporation determines that it is not a WKSI, use its reasonable efforts to refile the Shelf Registration Statement on Form S-3 and, if such form is not available, Form S-1 and keep such registration statement effective during the period during which such registration statement is required to be kept effective.
In addition, the Corporation shall ensure that, at all times after any registration statement covering a public offering of securities of the Corporation under the Securities Act shall have become effective, its insider trading policy shall provide that the Corporation’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act. Any officer of the Corporation who is a Holder agrees that if and for so long as he or she is employed by the Corporation or any Subsidiary thereof, he or she shall participate fully in the sale process in a manner customary and reasonable for persons in like positions and consistent with his or her other duties with the Corporation and in accordance with applicable law, including the preparation of the registration statement and the preparation and presentation of any road shows.
2.7    Obligations of the Holder.
(a)    It shall be a condition precedent to the obligations of the Corporation to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Corporation such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.
(b)    The Corporation may require each Holder requesting, or electing to participate in, any registration to furnish the Corporation such information regarding such Holder and the distribution of such Registrable Securities as the Corporation may from time to time reasonably request in writing.

(c)    Each Holder participating in any registration or offering pursuant to this Agreement shall cooperate in good faith with the Corporation and any underwriters in connection with such registration or offering, including by (i) responding promptly to reasonable requests for information or documentation from the Corporation or any underwriters, (ii) promptly providing updated selling stockholder information when there are any material changes to such information, (iii) participating in marketing efforts, including any “road shows” or investor presentations, as reasonably requested by the Corporation or the managing underwriter(s) (provided that this clause (iii) shall not apply to any Holder that is not an officer, director, or employee of the Corporation or any of its Subsidiaries), (iv) complying with reasonable timing and logistical requirements established by the Corporation or the underwriters, and (v) executing and delivering any customary documents or certificates reasonably requested by the Corporation or the underwriters in connection with such registration or offering. Any failure by a Holder to comply with the foregoing cooperation obligations may, at the Corporation’s election, result in the exclusion of such Holder’s Registrable Securities from the applicable registration or offering.
2.8    Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Corporation; and the reasonable fees and disbursements, not to exceed $125,000 per registration, of one counsel for the selling Holders selected by Holders of a majority of the Registrable Securities to be registered (“Selling Holder Counsel”), shall be borne and paid by the Corporation; provided, however, that the Corporation shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Sections 2.1(a) or 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Corporation from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information, then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Sections 2.1(a) or 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 (other than fees and disbursements of counsel to any Holder, other than the Selling Holder Counsel, which shall be borne solely by the Holder engaging such counsel) shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.
2.9    Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.
2.10    Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:
(a)    To the extent permitted by law, the Corporation will indemnify and hold harmless each selling Holder included in any registration, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Corporation will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred. Notwithstanding the foregoing, the indemnity agreement contained in this Section 2.10(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Corporation, which consent shall not be unreasonably withheld, nor shall the Corporation be liable for any Damages to the extent that (i) they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration, except to the extent such information has been corrected in a subsequent writing prior to the sale of Registrable Securities to the Person asserting the claim, or (ii) such Damages result solely from the failure of such Holder to deliver a copy of the registration statement, prospectus, offering circular or any amendments or supplements thereto after the Corporation has furnished such Holder with a sufficient number of copies thereof.
(b)    To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Corporation, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Corporation within the meaning of the Securities Act, legal counsel and accountants for the Corporation, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration and that has not been corrected in a subsequent writing prior to the sale of Registrable Securities to the Person asserting the claim; and each such selling Holder will pay to the Corporation and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred. Notwithstanding the foregoing, at the indemnity agreement contained in this Section 2.10(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld. In no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Section 2.10(b) and 2.10(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.
(c)    Promptly after receipt by an indemnified party under this Section 2.10 (the “Indemnified Party”) of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification under this Agreement, such Indemnified Party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.10 (the “Indemnifying Party”), give the Indemnifying Party notice of the commencement thereof. The Indemnifying Party shall have the right to participate in such action and, to the extent the Indemnifying Party so desires, participate jointly with any other Indemnifying Party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties. Notwithstanding the foregoing, an Indemnified Party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such action. The failure to give notice to the Indemnifying Party within a reasonable time of the commencement of any such action shall relieve such Indemnifying Party of any liability to the Indemnified Party under this

Section 2.10, to the extent that such failure materially prejudices the Indemnifying Party’s ability to defend such action. The failure to give notice to the Indemnifying Party will not relieve it of any liability that it may have to any Indemnified Party otherwise than under this Section 2.10.
(d)    To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification under this Agreement makes a claim for indemnification pursuant to this Section 2.10 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.10 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party to this Agreement for which indemnification is provided under this Section 2.10, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the Indemnifying Party and the Indemnified Party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In no event shall a Holder’s liability pursuant to this Section 2.10(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.10(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.
(e)    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control. Notwithstanding anything to the contrary in this Agreement, the foregoing provisions shall control as to any matter provided for or addressed thereby that is not provided for or addressed by the underwriting agreement.
(f)    Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Corporation and Holders under this Section 2.10 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement or any provision(s) of this Agreement.
2.11    Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a

Holder to sell securities of the Corporation to the public without registration or pursuant to a registration on Form S-3 (or any successor form), the Corporation shall:
(a)    make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Corporation for the IPO;
(b)    use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Corporation under the Securities Act and the Exchange Act (at any time after the Corporation has become subject to such reporting requirements); and
(c)    furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Corporation that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Corporation for the IPO), the Securities Act, and the Exchange Act (at any time after the Corporation has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Long-Form Registration (at any time after the Corporation so qualifies); (ii) a copy of the most recent annual or quarterly report of the Corporation and such other reports and documents so filed by the Corporation; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Corporation has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Corporation so qualifies to use such form).
2.12    Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Corporation shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Corporation that would (i) provide to such holder or prospective holder the right to include securities in any registration on other than a subordinate basis after all Holders have had the opportunity to include in the registration and offering all shares of Registrable Securities that they wish to so include, or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder. The Corporation represents and warrants that it has not granted any Person other than the parties hereto the right to require the Corporation to initiate the registration of any securities or include in any registration any securities owned by such Person.
2.13    Restrictions on Transfer.
(a)    Notwithstanding anything to the contrary contained herein, except in the case of (i) a transfer to the Corporation, (ii) a transfer by any Holder or any of its Affiliates to its respective equityholders, (iii) a Public Offering, (iv) a sale pursuant to Rule 144 after the completion of the IPO or (v) a transfer in connection with a sale of the Corporation, prior to transferring any Registrable Securities to any Person (including, without limitation, by operation of law), the transferring Holder shall cause the prospective transferee to execute and deliver to the Corporation a Joinder agreeing to be bound by the terms of this Agreement. Any transfer or attempted transfer of any Registrable Securities in violation of any provision of this Agreement shall be void, and the Corporation shall not record such transfer on its books or treat any purported transferee of such Registrable Securities as the owner thereof for any purpose.

2.14    Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Sections 2.1 or 2.2 shall terminate upon the earliest to occur of:
(a)    the closing of a Deemed Liquidation Event, as such term is defined in the Corporation’s Amended and Restated Certificate of Incorporation;
(b)    such time following the IPO as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation during a three-month period without registration; or
3.    Indemnification of Directors
3.1    Successor Indemnification. If the Corporation or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Corporation assume the obligations of the Corporation with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Bylaws of the Corporation, its Amended and Restated Certificate of Incorporation, or elsewhere, as the case may be.
3.2    Indemnification Matters. The Corporation hereby acknowledges that one (1) or more of the directors nominated to serve on the Board of Directors by the Holders (each a “Fund Director”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Holders and certain of their affiliates (collectively, the “Fund Indemnitors”). The Corporation hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Fund Director are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Fund Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Fund Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Fund Director to the extent legally permitted and as required by the Amended and Restated Certificate of Incorporation or Bylaws of the Corporation (or any agreement between the Corporation and such Fund Director), without regard to any rights such Fund Director may have against the Fund Indemnitors, and, (c) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Corporation further agrees that no advancement or payment by the Fund Indemnitors on behalf of any such Fund Director with respect to any claim for which such Fund Director has sought indemnification from the Corporation shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Fund Director against the Corporation. The Fund Directors and the Fund Indemnitors are intended third-party beneficiaries of this Section 3.2 and shall have the right, power and authority to enforce the provisions of this Section 3.2 as though they were a party to this Agreement.
4.    [Reserved]. This Section 4 has been intentionally omitted. The Corporation’s sole deferral right is set forth in Section 2.1(c) of this Agreement.

5.    Miscellaneous.
5.1    Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (a) is an Affiliate of a Holder; (b) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (c) after such transfer, holds at least 500,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations). Notwithstanding the foregoing, (x) the Corporation is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Corporation to be bound by and subject to the terms and conditions of this Agreement. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (i) that is an Affiliate or stockholder of a Holder; (ii) who is a Holder’s Immediate Family Member; or (iii) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder. Further notwithstanding the foregoing, all transferees who would not qualify individually for assignment of rights shall, as a condition to the applicable transfer, establish a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties to this Agreement or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
5.2    Business Days. If any time period for giving notice or taking action hereunder expires on a day that is not a business day, the time period shall automatically be extended to the immediately following business day.
5.3    Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.
5.4    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, the Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
5.5    Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.
5.6    No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.
5.7    Notices.
(a)    All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or

(i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A to this Agreement, or to the principal office of the Corporation at 910 Louisiana Street, Suite 4440, Houston, TX 77002, to the attention of the Chief Executive Officer, in the case of the Corporation, or to such email address or address as subsequently modified by written notice given in accordance with this Section 5.7. If notice is given to the Corporation, a copy (which shall not constitute notice) shall also be sent to Latham & Watkins LLP, 811 Main Street, Suite 3700, Houston, Texas 77002, Attention: John Slater.
(b)    Consent to Electronic Notice. Each Holder consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic transmission pursuant to Section 232 of the DGCL (or any successor thereto) at the electronic mail address set forth below such Holder’s name on the Schedules to this Agreement, as updated from time to time by notice to the Corporation, or as on the books of the Corporation. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected electronic mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each Holder agrees to promptly notify the Corporation of any change in such stockholder’s electronic mail address, and that failure to do so shall not affect the foregoing.
5.8    Amendments and Waivers. Any term of this Agreement may be amended, modified or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Corporation and the holders of a majority of the Registrable Securities then outstanding. Notwithstanding the foregoing, no such amendment, modification, termination or waiver that would materially and adversely affect a Holder in a manner materially different than any other Holder shall be effective against such Holder without the consent of such Holder that is materially and adversely affected thereby. Notwithstanding the foregoing, this Agreement may not be amended, modified or terminated and the observance of any term of this Agreement may not be waived with respect to any Holder without the written consent of such Holder, unless such amendment, modification, termination, or waiver applies to all Holders in the same fashion. Notwithstanding the foregoing, Schedule A to this Agreement may be amended by the Corporation from time to time to add permitted transferees that have executed a Joinder pursuant to Section 2.14, without the consent of the other parties. The Corporation shall give prompt notice of any amendment, modification or termination of this Agreement or waiver under this Agreement to any party to this Agreement that did not consent in writing to such amendment, modification, termination, or waiver. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.
5.9    Remedies. The parties to this Agreement shall be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that a breach of this Agreement would cause irreparable harm and money damages would not be an adequate remedy for any such breach and that, in addition to any other rights and remedies existing hereunder, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.
5.10    Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.
5.11    Entire Agreement. Upon the effectiveness of this Agreement, the Prior Agreement shall be deemed superseded and replaced in its entirety by this Agreement with respect to registration rights, and shall be of no further force or effect with respect to such registration rights. This Agreement (including any Schedules and Exhibits to this Agreement) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter of this Agreement, and any other written or oral agreement relating to the subject matter of this Agreement existing between the parties is expressly canceled.
5.12    Dispute Resolution. The parties (a) irrevocably and unconditionally submit to the jurisdiction of the state courts of the State of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of the State of Delaware or the United States District Court for the District of Delaware, and (c) waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.
(a)    WAIVER OF JURY TRIAL: EACH PARTY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER OF THIS AGREEMENT OR OF THE TRANSACTION DOCUMENTS AND THE SECURITIES. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES TO THIS AGREEMENT AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY TO THIS AGREEMENT FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
5.13    No Recourse. Notwithstanding anything to the contrary in this Agreement, the Corporation and each Holder agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement, shall be had against any current or future director, officer, employee, general or limited partner or member of any Holder or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Holder or any current or future member of any Holder or any current or future director, officer, employee, partner or member of any Holder or of any Affiliate or assignee thereof, as such for any obligation of any Holder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.
5.14    Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Holder shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and the transactions contemplated hereby.
[Remainder of Page Intentionally Left Blank]

The parties have executed this Agreement as of the date first written above.

CORPORATION:

FERVO ENERGY COMPANY

By:
Name: [NAME]
Title: Chief Executive Officer
[Signature Page to Registration Rights Agreement]

The parties have executed this Agreement as of the date first written above.

HOLDER:

By:
Name:
Title:
[Signature Page to Registration Rights Agreement]

SCHEDULE A
HOLDERS

Name	Address	Email

EXHIBIT A
REGISTRATION RIGHTS AGREEMENT JOINDER
The undersigned is executing and delivering this Joinder pursuant to the Registration Rights Agreement dated as of _______________, 2026 (as the same may hereafter be amended, the “Registration Rights Agreement”), among Fervo Energy Company, a Delaware corporation (the “Corporation”), and the Holders party thereto. The undersigned is a transferee of Registrable Securities from a Holder and is executing this Joinder as a condition to the transfer of such Registrable Securities pursuant to Section 2.14 of the Registration Rights Agreement.
By executing and delivering this Joinder to the Corporation, and upon acceptance hereof by the Corporation upon the execution of a counterpart hereof, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Registration Rights Agreement as a Holder of Registrable Securities solely in the capacity of a permitted transferee, and in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement. The undersigned’s shares of Class A Common Stock (including any shares of Class A Common Stock issued upon conversion of Class B Common Stock) transferred to the undersigned shall be included as Registrable Securities under the Registration Rights Agreement to the extent provided therein, and the undersigned shall have no greater rights than those held by the transferring Holder with respect to such shares. The Corporation is directed to add the address below the undersigned’s signature on this Joinder to the Schedule of Holders attached to the Registration Rights Agreement.
Accordingly, the undersigned has executed and delivered this Joinder as of the day of _______________, 20__.

Signature of Stockholder

Print Name of Stockholder
Its:

Address:

Agreed and Accepted as of _______________, 20__

Fervo Energy Company

By:
Name:
Its:
Exhibit A-1